                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           MAXUS ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

         MAXUS ENERGY CORPORATION                MARIO B. ROSSO
         717 NORTH HARWOOD STREET                PRESIDENT AND
         DALLAS, TEXAS  75201                    CHIEF EXECUTIVE OFFICER




MAXUS                           November 25, 1997

         IMPORTANT REMINDER
         ------------------


Dear Stockholder:

         A special meeting of stockholders of Maxus Energy Corporation (the "Company") is scheduled for December 5, 1997. This letter is to remind you that your vote is important no matter how many or how few shares you own.

         As detailed in the proxy materials previously mailed to you, the Company is seeking your vote to approve a proposal to amend the Company's restated certificate of incorporation (the "Certificate") to eliminate certain voting rights of the holders of the Company's $2.50 cumulative preferred stock (the "Preferred Stock"). The proposed amendment would give the Company the ability to sell, lease or convey all or substantially all of its property or assets for fair value as determined by the board of directors (the "Board") without obtaining the approval of the holders of the Preferred Stock. The proposal is described more completely in the proxy statement dated November 5, 1997 (the "Proxy Statement").

         Holders of the Preferred Stock will continue to have all of the other rights and preferences specified in the Certificate, including the restriction on payment of dividends on the Company's common stock while Preferred Stock dividends are in arrears and the right to elect two directors of the Company if dividends on the Preferred Stock are in arrears for more than six quarters. Additionally, YPF Sociedad Anonima, the parent of the Company, has guaranteed the Company's obligations in respect of the Preferred Stock.

         If the proposal is approved, then promptly following its adoption the Board will declare a special distribution of $0.375 per share on all shares of Preferred Stock issued and outstanding at the close of business on a record date to be specified by the Board payable in cash on a payment date to be specified by the Board. The special distribution will be in addition to any regular dividends declared and paid on the Preferred Stock.

         TO DATE, YOUR PROXY HAS NOT BEEN RECEIVED. THE COMPANY ENCOURAGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED DUPLICATE PROXY.

         If you need another copy of the Proxy Statement or have any questions, please contact the Company's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or (212) 929-5500 (call collect).

         We appreciate your prompt attention to voting your shares and thank you for your continued interest in your Company.

                                                     Very truly yours,



                                                     /s/ MARIO B. ROSSO